EXHIBIT 8.1
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                                 ANTENNA TV S.A.

                                  SUBSIDIARIES


         Nova Televizia S.A. (Bulgaria)
         Radio Express S.A. (Bulgaria)
         Part Time Simvouleftiki S.A. (Greece)
         Radiotileoptikes Epihirisis S.A. (Antenna Radio) (Greece) Antenna Spoudastiki EPE (Greece)
         Pacific Broadcast Distribution Ltd. (Liberia)
         Blues Hall EPE (Greece)
         Audiotex S.A. (Greece)
         Daphne Communications S.A. (Greece)
         Antenna Internet S.A. (Greece)
         Heaven Music S.A (Greece)
         Antenna Pay TV Limited (Cyprus)
         Antenna Gold Limited (Cyprus)